Exhibit 99.1

ZELTIQ Announces Gordie Nye Steps Down as Chief Executive Officer

Board of Directors Initiates Formal Search for Replacement

Pleasanton, Calif., April 19, 2012 – ZELTIQ Aesthetics, Inc. (Nasdaq: ZLTQ) a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform, announced today that the Company’s President & CEO, Gordie Nye, has resigned from his positions as an officer and director of ZELTIQ, effective immediately, for personal reasons. The Board of Directors will initiate an executive search process to find his replacement. Mark Foley, formerly Executive Chairman of ZELTIQ and Board Member since 2009, will act as Interim President and CEO until a replacement is found.

“Since joining ZELTIQ in September 2009, Gordie has helped create the CoolSculpting® brand and built a great team to position ZELTIQ’s products as an innovative and effective means for reducing stubborn fat, non-surgically, and with little discomfort. Today, ZELTIQ is the leader in non-surgical fat reduction, and much of the credit for the Company’s vision rests with Gordie,” said Interim CEO, Mark Foley. “We are grateful to Gordie for his many contributions.”

Mr. Foley commented, “I have long been a proponent of the CoolSculpting technology due to its consumer appeal, clinical results and ability to provide an appreciable, non-invasive solution to remove diet and exercise-resistant fat. We continue to be encouraged by the procedure growth we have experienced in the marketplace due to our clinical results, the value we deliver to the patient and favorable practice economics for the physician. I look forward to partnering with ZELTIQ’s executive team to drive the execution of the business until a permanent CEO is found.”

Mr. Foley has served on the Company’s Board of Directors since 2009 and held the position of Executive Chairman prior to Mr. Nye joining the Company. In this role, Mr. Foley had close interaction with all of the different functional areas and participated in decisions regarding the strategic direction of the Company. Mr. Foley has 25 years of medical device operating, investment, board, and CEO experience. Mr. Foley currently serves as a Managing Director for RWI Ventures, Executive Chairman for Onpharma, Senior Advisor to TauTona Group, and as a Director for Sonitus Medical and Voyage Medical. Mr. Foley’s prior experience includes a variety of senior operating roles with large cap companies and venture-backed start-ups such as US Surgical Corporation, Guidant, DVI (acquired by Eli Lilly), Perclose (acquired by Abbott) and Ventrica (acquired by Medtronic) where he was the founder and CEO. Mr. Foley received his B.A. from the University of Notre Dame.

About ZELTIQ Aesthetics

ZELTIQ Aesthetics is a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform. The Company’s first commercial product, the CoolSculpting System, is designed to selectively reduce stubborn fat bulges that may not respond to diet or exercise. CoolSculpting is based on the scientific principle that fat cells are more sensitive to cold than the overlying skin and surrounding tissues. CoolSculpting utilizes patented technology of precisely controlled cooling to reduce the temperature of fat cells in the treated area, which is intended to cause fat cell elimination through a natural biological process known as apoptosis, without causing scar tissue or damage to the skin, nerves, or surrounding tissues. ZELTIQ developed CoolSculpting to safely, noticeably, and measurably reduce the fat layer within a treated fat bulge without requiring the patient to diet or exercise.

Forward-Looking Statements

This press release contains forward-looking statements relating to the company’s current and future business operations and financial performance and condition. Any statements contained in this press release that are not of historical facts may be deemed to be forward-looking statements. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect the company’s actual business operations and financial performance and condition. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, less than anticipated growth in the number of physicians electing to purchase CoolSculpting Systems, insufficient patient demand for CoolSculpting procedures, product or procedure announcements by competitors, our failure to correctly estimate and control our future expenditures, and the failure of our sales and marketing plans to increase sales as well as those other risks and uncertainties set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 15, 2012. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

CONTACTS:

Josh Brumm

ZELTIQ Aesthetics, Inc.

Chief Financial Officer

925-474-2500

Nick Laudico / Amy Glynn

The Ruth Group

646-536-7030 / 7023

nlaudico@theruthgroup.com

aglynn@theruthgroup.com

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